UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2019

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218
1-4928	DUKE ENERGY CAROLINAS, LLC (a North Carolina limited liability company) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853	56-0205520

1-3382	DUKE ENERGY PROGRESS, LLC (a North Carolina limited liability company) 410 South Wilmington Street Raleigh, North Carolina 27601-1748 704-382-3853	56-0165465

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	DUK	New York Stock Exchange LLC
5.125% Junior Subordinated Debentures due January 15, 2073	DUKH	New York Stock Exchange LLC
5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

☐           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry Into a Material Definitive Agreement.

On April 1, 2019, the North Carolina Department of Environmental Quality (“DEQ”) issued a closure determination requiring Duke Energy Carolinas, LLC (“DEC”) and Duke Energy Progress, LLC (“DEP”) to excavate all remaining coal ash basins in North Carolina, which comprises nine ash basins at six sites across North Carolina. At that time, Duke Energy Corporation estimated the incremental undiscounted cost to close the nine remaining basins by excavation would be approximately $4 billion to $5 billion, potentially increasing the total estimated costs to permanently close all ash basins in North Carolina and South Carolina to $9.5 to $10.5 billion.

On December 31, 2019, DEC, DEP, DEQ, and certain other parties represented by the Southern Environmental Law Center (“SELC”) entered into a Settlement Agreement (the “Settlement”) whereby DEC and DEP agreed to excavate seven of the nine remaining coal ash basins in North Carolina, with ash moved to on-site lined landfills, including two at the Allen Steam Station, one at Belews Creek Steam Station, one at Mayo Plant, one at Roxboro Plant and two at the Rogers Energy Complex. At the two remaining basins at Marshall Steam Station and at the Roxboro Plant, uncapped basin ash will be excavated and moved to lined landfills. Those portions of the basins at the Marshall Steam Station and Roxboro Plant which were previously filled with ash and permitted facilities were built on top will not be disturbed and will be closed under other state regulations.

Also pursuant to the Settlement, the parties agreed to settle and dismiss all litigation, including the DEC and DEP appeal before the North Carolina Office of Administrative Hearings of the April 1, 2019 DEQ order, all state enforcement actions in the North Carolina Superior Court and all federal citizen suits pertaining to Clean Water Act violations filed in the United States District Court for the Middle District of North Carolina. The DEQ and those parties represented by the SELC also agreed that they would not challenge or otherwise object in court or before any other administrative body to the reasonableness, prudence, public interest, or legal requirement of the obligations imposed by the Settlement or any related consent decrees. The Settlement will be memorialized into a consent decree to be approved and entered by the North Carolina Superior Court.

The Settlement lowers the estimated total undiscounted cost to close the nine remaining basins by excavation by approximately $1.5 billion as compared to the estimate described above following the April 1, 2019 DEQ order. As a result, the estimated total cost to permanently close all ash basins in North Carolina and South Carolina is now approximately $8 to $9 billion, of which approximately $2.4 billion has been spent through 2019. The majority of the remaining spend is expected to occur over the next 15-20 years. DEC and DEP intend to seek recovery of all costs through the ratemaking process consistent with previous regulatory proceedings.

The foregoing description of the Settlement is qualified in its entirety by reference to the text of the agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Settlement Agreement dated as of December 31, 2019

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: January 2, 2020	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary

DUKE ENERGY CAROLINAS, LLC

Date: January 2, 2020	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary

DUKE ENERGY PROGRESS, LLC

Date: January 2, 2020	By:	/s/ David S. Maltz
David S. Maltz
Vice President, Legal and Assistant Corporate Secretary